EXHIBIT 99.1

To Form 8-K dated January 27, 2009

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS RESULTS FOR

FOURTH QUARTER AND YEAR-END 2008

STUART, FL., January 27, 2008 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today reported a loss of $18.1 million or $0.95 per average common diluted share for the fourth quarter, compared to net income available to common shareholders of $1.9 million or $0.10 per average common diluted share in the fourth quarter a year ago.  For the year 2008, net income available to common shareholders was a loss of $41.1 million or $2.16 per average common diluted share, compared to net income of $9.8 million or $0.51 per average common diluted share in 2007.

The Company’s results for the year and the fourth quarter were impacted by the unprecedented housing market decline and its effect on residential construction and land development loans.  A comprehensive effort to reduce this exposure (begun in 2007) was continued during 2008, resulting in a decline in this portfolio to 7.8 percent of total loans from 20.2 percent in early 2007.  The reduced exposure resulted from timely and aggressive collection efforts, charge-offs and a significant volume of loan sales throughout the year, including $29 million in sales closed during the fourth quarter of 2008.  The reduction in the Company’s exposure to residential construction and land development loans, conducted in response to deteriorating market conditions, resulted in significant losses in 2008, but should reduce earnings volatility in the future.

The Company’s capital position remains strong with a total risk-based capital ratio improving from 11.7 percent at September 30, 2008 to approximately 13.8 percent at year-end 2008.  This ratio is expected to continue to improve due to a decline in risk-based asset levels and improved earnings in 2009.  In December 2008, the Company sold $50 million in Series A Perpetual Preferred Stock to the United States Department of the Treasury through its participation in the Troubled Assets Relief Program (“TARP”) Capital Purchase Program, which further strengthened the Company’s already “well capitalized” status.  A stronger capital base allowed the Company to increase its local residential lending over the prior quarter with over $36 million in residential and consumer loans closed or approved at year-end, up 16 percent compared to the third quarter.  In addition, working with distressed borrowers, the Company entered into various loan restructuring arrangements, impacting both retail and commercial customers.  The Company expects to continue to prudently explore opportunities to work with customers experiencing distress, as well as increase credit availability to qualified residential homeowners as a result of its improved capital position.

Liquidity remains strong and stable, supported by the Bank’s diverse local retail and commercial deposit base, no overnight borrowings and over $800 million of excess liquidity available at December 31, 2008.  The Company’s outstanding wholesale funding represented approximately 7 percent of total assets at year-end 2008, comprised of longer term Federal Home Loan advances and a small portfolio of brokered certificates of deposit.  During July 2008, the Company tested its ability to access the brokered certificates of deposit market and had approximately $75 million in brokered deposits at year-end, the majority having maturities ranging from three months to one year.  In addition, during the second half of 2008, some the Bank’s existing customers utilized the CDARS program to obtain 100 percent FDIC insurance coverage for larger balance certificate of deposits which are required to be classified as brokered certificates.

During the fourth quarter, the Company undertook a comprehensive review of its expense structure and developed a plan to reduce expenses by $7.6 million (annualized) over the next year.  Reductions in overhead totaling $5.0 million have been implemented and are effective January 1, 2009.  These savings will be offset by increased FDIC insurance costs of approximately $2.3 million compared with 2008, as a result of the restoration of premiums by the FDIC during the last year, anticipated increases in the premium rates and the Company’s participation in the FDIC’s Temporary Liquidity Guarantee Program.  The Company believes other cost-saving measures may be implemented during 2009 that are currently under consideration and which will be communicated with the quarterly announcements of earnings during 2009.  The expense reductions impacting 2009 are broad and include the elimination of bonus compensation for most positions and profit-sharing contributions for all associates, reductions in matching contributions associated with salary savings plans, lower credit-related costs, executive retirements, job eliminations, branch consolidations, freezing of executive salaries and board compensation, and reduced salary increases for other associates.  Executive cash incentive compensation was not paid in 2008 and is not anticipated to be paid in 2009.

Net interest income (on a tax equivalent basis) was $17.5 million, lower than the $20.7 million for the fourth quarter 2007 and $1.7 million below third quarter 2008 as a result of a decline in loans, lower loan yields and higher nonperforming loans.  These adverse impacts were partially offset by reduced deposit costs, but still produced a lower net interest margin, which totaled 3.32 percent, down 39 basis points in the fourth quarter 2008 compared with 3.71 percent for the same quarter 2007 and 3.57 percent for the third quarter 2008.

Average loans outstanding during the fourth quarter 2008 were $176.1 million lower than the same quarter of 2007, and ending loans (net of unearned income) were $221.7 million or 11.7 percent lower than a year ago.  The yield on loans in the fourth quarter 2008 was 127 basis points lower than the same period in 2007.  Nonperforming loans at year-end 2008 were $20.1 million higher compared to 2007.  Average noninterest bearing deposits in the fourth quarter 2008 declined by $61.0 million compared to the same period in 2007.  More recently, noninterest bearing deposits at December 31, 2008 totaled $275 million, a decline of $10 million on a linked quarter basis.  These declines in deposits are primarily the result of a decline in the Company’s central Florida region, as explained below, and customers generally maintaining lower average balances due to the economic slowdown and an increased demand for interest bearing deposits, particularly certificates of deposit.  Average interest bearing deposits in the fourth quarter totaled $1.56 billion, unchanged when compared to the same quarter for 2007.  As a result of the low interest rate environment, customers have deposited more funds into certificates of deposit, while maintaining lower average balances in savings and other liquid deposit products that pay no interest or a lower interest rate.  Average balances for certificates of deposits increased by $121 million to $738 million for the fourth quarter of 2008 compared to the same period in 2007.  The average rate paid in the fourth quarter 2008 for certificates of deposits was 3.59 percent, 123 basis points lower than the rate paid for the same period in 2007.

Total deposits plus sweep repurchase agreements totaled $1.97 billion at year-end 2008, and were lower by $107.5 million compared to the prior year.  The Company’s central Florida region’s deposits and sweep repurchase agreements declined by $195 million, attributable to the real estate related economic decline impacting its commercial customers’ business activities resulting in lower average deposit balances.

As reported throughout the year, the Company has been executing a retail core deposit strategy and has experienced strong growth in core deposit customer relationships when compared to the prior year’s results.  While total deposits declined for the reasons discussed above, deposit growth in the Company’s other markets was stronger and is producing better than expected deposit growth.  New personal checking relationships have increased as a result of the new retail deposit growth strategy, which has improved market share, increased average services per household and decreased customer attrition.  New personal checking household average deposit balances and average services per household have increased by 68 percent and 17 percent, respectively, compared to new personal checking households for the same period in 2007.

During the quarter, many of the Company’s residential development loans continued to deteriorate as market conditions remained stressed, and as a result, a number of loans previously identified as problem credits were placed on nonaccrual status.  Nonperforming loans grew by approximately $11 million from the third quarter of 2008 to $87 million.  Approximately $29 million in larger residential construction and development loans were sold during the quarter, including approximately $18 million that were nonperforming at the end of the third quarter.  Our strengthened capital position, resulting from participation in the government funded TARP Capital Purchase Program, allowed the Company to pursue troubled debt restructures with several commercial and retail borrowers during the quarter.

“We continue to pursue a comprehensive approach to reduce our exposure to residential construction and development loans,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “Because we began these efforts early, well ahead of the industry as a whole, we achieved significant progress during 2008.  This was accomplished through aggressive loan sales, write-downs and, where possible, working with performing borrowers to discount and sell product.”  The residential construction and development portfolio which peaked at $340.0 million at the end of 2006 was reduced to $295.1 million at the end of 2007 and reduced significantly to $129.9 million at December 31, 2008.  Moreover, a focus on reducing large loan exposures in this portfolio during 2008 resulted in a reduction in loans of $4 million and larger from $163.7 million or 70 percent of total risk-based capital at March 31, 2008 to $50.4 million or 22 percent of total risk based capital at year-end.  “While painful, this comprehensive approach is designed to lower the Company’s credit risk profile as quickly as possible during this period of dramatic and continuing deterioration.  The number of large balance exposures was materially reduced during 2008, and as a result we expect loss severity and loss volatility coming out of this portfolio will improve in the coming year,” added Mr. Hudson.

The Company has no exposure to loans or investments with sub-prime collateral, nor has it ever originated or purchased Alt-A loans or option-ARM loans which have recently been a cause for concern in the industry.  The Company’s residential and consumer loan portfolios have evidenced increased stress, but are expected to perform reasonably well in light of current market conditions.

Other highlights for the total year and fourth quarter 2008:

•

Tangible common equity to tangible assets totaled 5.37 percent, tangible total equity equaled 7.30 percent at year-end, and all regulatory capital ratios exceeded regulatory standards for “well capitalized” status;

•

Loan loss reserves remained a strong 1.75 percent compared to 1.15 percent at the end of the prior year;

•

Residential loans in the process of foreclosure declined $1.3 million from the third quarter 2008 to $4.2 million at the end of the year;

•

Internally criticized loans, which grew significantly over the past two years as a result of deteriorating market conditions, declined in the second half of 2008;

•

The retail core deposit strategy, which began in the second quarter 2008, produced a total of 7,387 new households for the year, an increase of 11.6 percent compared to the prior year.  During the fourth quarter, the impact was more significant as approximately 1,800 new households were added, an increase of 28.8 percent over fourth quarter 2007;

•

Net interest income totaled $77.5 million for the year, and the net interest margin was 3.58 percent, 34 basis points lower than the prior year;

•

Average cost of interest bearing liabilities for the fourth quarter totaled 2.52 percent, down 119 basis points from the fourth quarter of 2007; and

•

Noninterest expenses totaled $78.2 million for the year 2008, in line with expectations and $791,000 higher than year ended 2007.

Operating earnings (before the provision for loan losses and taxes) for the quarter totaled approximately $1.6 million, down from $4.3 million in the third quarter 2008 as a result of one-time expenses totaling approximately $900,000, increased credit-related costs of $200,000, weak fee-based revenues due to the soft economy, and lower net interest income caused by both negative loan growth, elevated nonaccrual loans and the Federal Reserve lowering rates 175 basis points in the fourth quarter.  It is expected that net interest income will benefit from the lower interest rate environment as deposit costs are lowered beginning in the first quarter 2009.  Operating earnings pre-provision are also expected to improve due to the expense reductions as discussed above.

Noninterest expenses totaled $20.4 million, up $598,000 from the prior year’s fourth quarter and $490,000 from the third quarter of 2008.  Legal and professional fees associated with loan collection efforts of approximately $900,000 and nonrecurring expenses of approximately $900,000 accounted for the increase over the prior year’s fourth quarter results, and nonrecurring expenses accounted for the increase linked quarter.  For the year, noninterest expenses totaled $78.2 million compared to $77.4 million a year ago.  The Company believes that the higher level of legal costs experienced this year, and particularly more recently, should begin to decline in 2009, as the majority of loans which have accounted for the elevated expense levels are now further along in the collection process.  In addition, loan sales completed over the past three quarters should result in lower collection costs going forward.

Noninterest income, excluding securities gains and losses and losses on repossessed and foreclosed assets, declined 6.4 percent when compared to the third quarter of 2008, reflecting decreased revenues primarily from wealth management fees, marine finance fees, mortgage banking fees and merchant income.  The tight credit markets were responsible for much lower marine finance activities and slower mortgage originations, although applications in December 2008 for residential loans increased significantly as mortgage rates were lower than in previous months.  Merchant income, wealth management, and other revenue tied to transaction volumes were all lower as a result of the economic recession.  The Company expects these revenue sources to be weaker until the economy begins to improve.

Seacoast will host a conference call on Wednesday, January 28, 2009 at 9:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (866) 712-7678 (access code: 5861577; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”.  A replay of the call will be available for one month, beginning the afternoon of January 28, by dialing (877) 213-9653 (domestic), using the passcode 5861577.

Seacoast Banking Corporation of Florida has approximately $2.3 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2007 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings, including our quarterly report on Form 10Q/A for the nine months ended September 30, 2008.  Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
(Dollars in thousands,	December 31,		December 31,
except per share data)	2008	2007	2008	2007

Summary of Earnings
Net income (loss)	$ (17,996)	$ 1,903	$ (40,997)	$ 9,765
Net income (loss), available to common shareholders	(18,079)	1,903	(41,080)	9,765
Net interest income (1)	17,535	20,724	77,517	84,771

Performance Ratios
Return on average assets-GAAP basis (2), (3)	(3.17)%	0.32%	(1.77)%	0.42%
Return on average tangible assets (2),(3), (4),(5)	(3.22)	0.36	(1.78)	0.61

Return on average shareholders' equity–GAAP basis (2), (3)	(36.57)	3.48	(20.01)	4.46

Net interest margin (1), (2)	3.32	3.71	3.58	3.92

Per Share Data
Net income (loss) diluted-GAAP basis	$ (0.95)	$ 0.10	$ (2.16)	$ 0.51
Net income (loss) basic-GAAP basis	(0.95)	0.10	(2.16)	0.52

Cash dividends declared	0.01	0.16	0.34	0.64

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excluding securities restructuring losses of $5,118 (or $3,297 net of taxes) recorded in the first quarter 2007.

FINANCIAL HIGHLIGHTS (Unaudited)
SEACOAST BANKING CORPORATION OF FLODIDA AND SUBSIDIARIES
	December 31,		Increase/
	2008	2007	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$81,148	$ 5,758	1,309.3%
Net charge-offs to average loans	4.45%	0.31%	1,335.5
Loan loss provision year-to-date	$88,634	$ 12,745	595.4
Allowance to loans at end of period	1.75%	1.15%	52.2

Nonperforming loans	$86,970	$ 67,834	28.2
Other real estate owned	5,035	735	585.0
Total nonperforming assets	$92,005	$ 68,569	34.2

Nonperforming assets to loans and other real estate owned at end of period	5.47%	3.61%	51.5

Nonperforming assets to total assets	3.97	2.83	40.3

Selected Financial Data
Total assets	$2,319,036	$2,419,874	(4.2)
Securities – trading (at fair value)	0	13,913	(100.0)
Securities – available for sale (at fair value)	318,030	254,916	24.8
Securities – held for investment (at amortized cost)	27,871	31,900	(12.6)
Net loans	1,647,340	1,876,487	(12.2)
Deposits	1,810,441	1,987,333	(8.9)
Total shareholders’ equity	220,518	214,381	2.9
Common shareholders’ equity	176,731	214,381	(17.6)
Book value per share common	9.22	11.22	(17.8)
Tangible book value per share	8.63	8.26	4.5
Tangible common book value per share	6.34	8.26	(23.2)
Average shareholders' equity to average assets	8.87%	9.41%	(5.7)
Tangible common equity to tangible assets	5.37	6.68	(19.6)

Average Balances (Year-to-Date)
Total assets	$2,311,052	$2,324,209	(0.6)
Less: intangible assets	55,817	57,004	(2.1)
Total average tangible assets	$2,255,235	$2,267,205	(0.5)

Total equity	$204,933	$ 218,728	(6.3)
Less: intangible assets	55,817	57,004	(2.1)
Total average tangible equity	$149,116	$ 161,724	(7.8)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2008	2007	2008	2007

Interest on securities:
Taxable	$ 3,663	$ 3,438	$ 14,198	$ 14,812
Nontaxable	78	90	348	364
Interest and fees on loans	24,788	33,503	111,313	133,299
Interest on federal funds sold and other investments	151	420	1,225	1,631
Total Interest Income	28,680	37,451	127,084	150,106

Interest on deposits	3,179	6,540	17,295	24,300
Interest on time certificates	6,654	7,495	26,117	29,580
Interest on borrowed money	1,380	2,778	6,441	11,757
Total Interest Expense	11,213	16,813	49,853	65,637

Net Interest Income	17,467	20,638	77,231	84,469
Provision for loan losses	30,656	3,813	88,634	12,745
Net Interest Income (Loss) After Provision for Loan Losses	(13,189)	16,825	(11,403)	71,724

Noninterest income:
Service charges on deposit accounts	1,833	2,070	7,389	7,714
Trust income	574	627	2,344	2,575
Mortgage banking fees	184	278	1,118	1,409
Brokerage commissions and fees	447	572	2,097	2,935
Marine finance fees	318	596	2,304	2,865
Debit card income	574	563	2,453	2,306
Other deposit based EFT fees	83	103	359	451
Merchant income	487	676	2,399	2,841
Other income (1)	(13)	474	1,102	1,814
	4,487	5,959	21,565	24,910
Securities restructuring losses	0	0	0	(5,118)
Securities gains, net	0	24	355	70
Total Noninterest Income	4,487	5,983	21,920	19,862

Noninterest expenses:
Salaries and wages	7,083	7,747	30,159	31,575
Employee benefits	1,664	1,918	7,173	7,337
Outsourced data processing costs	1,812	1,884	7,612	7,581
Telephone / data lines	498	468	1,896	1,905
Occupancy expense	2,256	1,956	8,292	7,677
Furniture and equipment expense	706	754	2,841	2,863
Marketing expense	600	707	2,614	3,075
Legal and professional fees	2,117	1,068	5,662	4,070
FDIC assessments	1,034	56	2,028	225
Amortization of intangibles	315	315	1,259	1,259
Other expense	2,305	2,919	8,678	9,856
Total Noninterest Expenses	20,390	19,792	78,214	77,423

Income (Loss) Before Income Taxes	(29,092)	3,016	(67,697)	14,163
Provision (benefit) for income taxes	(11,096)	1,113	(26,700)	4,398

Net Income (Loss)	(17,996)	1,903	(40,997)	9,765
US Treasury Preferred Dividends	83	0	83	0
Net Income (Loss) Available to Common
Shareholders	$ (18,079)	$ 1,903	$ (41,080)	$ 9,765

Per share common stock:
Net income (loss) diluted	$ (0.95)	$ 0.10	$ (2.16)	$ 0.51
Net income (loss) basic	(0.95)	0.10	(2.16)	0.52
Cash dividends declared	0.01	0.16	0.34	0.64

Average diluted shares outstanding	19,044,853	19,088,824	18,997,757	19,157,597
Average basic shares outstanding	19,044,853	18,906,221	18,997,757	18,936,541

(1)  Includes write down on repossessed assets..

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	December 31,
(Dollars in thousands, except share amounts)	2008	2007

Assets
Cash and due from banks	$ 46,002	$ 50,490
Federal funds sold and other investments	105,190	47,985
Total Cash and Cash Equivalents	151,192	98,475
Securities:
Trading (at fair value)	0	13,913
Available for sale (at fair value)	318,030	254,916
Held for investment (at amortized cost)	27,871	31,900
Total Securities	345,901	300,729

Loans available for sale	2,165	3,660

Loans, net of unearned income	1,676,728	1,898,389
Less: Allowance for loan losses	(29,388)	(21,902)
Net Loans	1,647,340	1,876,487

Bank premises and equipment, net	44,122	40,926
Other real estate owned	5,035	735
Goodwill and other intangible assets	55,193	56,452
Other assets	68,088	42,410
	$ 2,319,036	$ 2,419,874
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$ 275,262	$ 327,646
Savings deposits	802,201	1,056,025
Other time deposits	326,473	332,838
Brokered time certificates	100,463	0
Time certificates of $100,000 or more	306,042	270,824
Total Deposits	1,810,441	1,987,333

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	157,496	88,100
Borrowed funds	65,302	65,030
Subordinated debt	53,610	53,610
Other liabilities	11,669	11,420
	2,098,518	2,205,493

Shareholders' Equity
Preferred stock	43,787	0
Common stock	1,928	1,920
Additional paid in capital	99,788	90,924
Retained earnings	74,795	122,396
Treasury stock	(1,839)	(1,193)
	218,459	214,047
Accumulated other comprehensive gain, net	2,059	334
Total Shareholders’ Equity	220,518	214,381
	$ 2,319,036	$ 2,419,874

Common Shares Outstanding	19,171,779	19,110,089

Note:  The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
QUARTERS
	2008				Last 12
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Months
Net income (loss)	$ (17,996)	$ (3,448)	$ (21,316)	$ 1,763	$(40,997)

Operating Ratios
Return on average assets-GAAP basis (2),(3)	(3.17)%	(0.60)%	(3.65)%	0.30%	(1.77)%
Return on average tangible assets (2),(3),(4)	(3.22)	(0.58)	(3.70)	0.34	(1.78)

Return on average shareholders' equity -GAAP basis (2),(3)	(36.57)	(7.13)	(39.79)	3.28	(20.01)

Net interest margin (1),(2)	3.32	3.57	3.69	3.74	3.58
Average equity to average assets	8.68	8.43	9.17	9.17	8.87

Credit Analysis
Net charge-offs	$ 33,916	$ 9,290	$ 33,541	4,401	$ 81,148
Net charge-offs to average loans	7.76%	2.06%	7.28%	0.93%	4.45%
Loan loss provision	$ 30,656	$ 10,241	$ 42,237	$ 5,500	$ 88,634
Allowance to loans at end of period	1.75%	1.87%	1.75%	1.22%

Nonperforming loans	$ 86,970	$ 75,793	$ 76,224	$ 64,730
Other real estate owned	5,035	4,551	4,547	940
Nonperforming assets	$ 92,005	$ 80,344	$ 80,771	$ 65,670
Nonperforming assets to loans and other real estate owned at end of period	5.47%	4.60%	4.45%	3.50%
Nonperforming assets to total assets	3.97	3.61	3.52	2.74
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	5.30	4.42	4.23	3.46

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$ (0.95)	$ (0.18)	$ (1.12)	$ 0.09	$ (2.16)
Net income (loss) basic-GAAP basis	(0.95)	(0.18)	(1.12)	0.09	(2.16)

Cash dividends declared	0.01	0.01	0.16	0.16	0.34
Book value per share common	9.22	9.59	9.90	11.25

Average Balances
Total assets	$ 2,255,036	$ 2,282,821	$2,349,749	$2,357,528
Less: intangible assets	55,346	55,662	55,976	56,291
Total average tangible assets	$ 2,199,690	$ 2,227,159	$2,293,773	$2,301,237

Total equity	$ 195,770	$ 192,469	$ 215,448	$ 216,283
Less: intangible assets	55,346	55,662	55,976	56,291
Total average tangible equity	$ 140,424	$ 136,807	$159,472	$ 159,992

(1)

Calculated on a fully taxable equivalent basis using amortized cost.

(2)

These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)

The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income (loss).

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	December 31, 2008	December 31, 2007

U.S. Treasury and U.S. Government Agencies	$ 0	$ 13,913
Securities Trading	0	13,913

U.S. Treasury and U.S. Government Agencies	22,380	30,405
Mortgage-backed	290,424	218,937
Obligations of states and political subdivisions	2,069	2,057
Other securities	3,157	3,517
Securities Available for Sale	318,030	254,916

Mortgage-backed	22,247	25,755
Obligations of states and political subdivisions	5,624	6,145
Securities Held for Investment	27,871	31,900
Total Securities	$ 345,901	$ 300,729

LOANS	December 31, 2008	December 31, 2007

Construction and land development	$ 395,243	$ 609,567
Real estate mortgage	1,125,465	1,074,814
Installment loans to individuals	72,908	86,362
Commercial and financial	82,765	126,695
Other loans	347	951
Total Loans	$ 1,676,728	$1,898,389

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008				2007
	Fourth Quarter	Third Quarter			Fourth Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Earning assets:
Securities:
Taxable	$299,410	4.89%	$276,777	4.94%	$263,562	5.22%
Nontaxable	7,886	5.93	8,151	6.53	8,168	6.46
Total Securities	307,296	4.92	284,928	4.99	271,730	5.26

Federal funds sold and other
investments	55,101	1.09	53,220	2.41	33,351	5.00

Loans, net	1,737,896	5.68	1,798,357	6.01	1,913,991	6.95

Total Earning Assets	2,100,293	5.45	2,136,505	5.78	2,219,072	6.71

Allowance for loan losses	(31,489)		(37,705)		(22,607)
Cash and due from banks	36,743		35,788		46,752
Premises and equipment	44,121		43,378		40,233
Other assets	105,368		104,855		77,636

	$2,255,036		$2,282,821		$2,361,086

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$56,161	1.23%	$72,691	1.65%	$77,999	2.80%
Savings deposits	99,155	0.64	103,550	0.73	105,789	0.71
Money market accounts	670,094	1.69	716,166	1.97	764,200	3.01
Time deposits	737,906	3.59	691,486	3.64	616,621	4.82
Federal funds purchased and other short term borrowings	88,253	0.83	82,730	1.55	132,606	3.82
Other borrowings	118,697	4.01	118,705	3.92	102,987	5.78

Total Interest-Bearing Liabilities	1,770,266	2.52	1,785,328	2.64	1,800,202	3.71

Demand deposits (noninterest-bearing)	276,759		293,951		336,432
Other liabilities	12,241		11,073		7,280
Total Liabilities	2,059,266		2,090,352		2,143,914

Shareholders' equity	195,770		192,469		217,172

	$2,255,036		$2,282,821		$2,361,086

Interest expense as a % of earning assets		2.12%		2.21%		3.01%
Net interest income as a % of earning assets		3.32		3.57		3.71

(1)  On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2008

		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and Land Development
Residential:
Condominiums	>$4 million	$ 30.6	$ 26.3	$ 19.6	$ 8.6
	<$4 million	26.6	21.1	13.0	8.8

Town homes	>$4 million	19.4	17.1	17.1	-
	<$4 million	4.4	2.9	4.6	6.1

Single Family Residences	>$4 million	20.8	21.2	13.5	11.9
	<$4 million	35.9	28.3	23.7	14.9

Single Family Land & Lots	>$4 million	85.1	64.3	40.3	22.1
	<$4 million	27.0	30.8	29.9	30.7

Multifamily	>$4 million	7.8	7.8	7.8	7.8
	<$4 million	24.8	26.2	22.9	19.0

TOTAL	>$4 million	163.7	136.7	98.3	50.4
TOTAL	<$4 million	118.7	109.3	94.1	79.5

GRAND TOTAL		$282.4	$246.0	$192.4	$129.9

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		4th Qtr. 2008 – Total		4th Qtr. 2008 - Nonperforming

		$	Number	$	Number
Construction and Land Development
Residential:
Condominiums	>$4 million	$ 8.6	1	$ -	-
	<$4 million	8.8	7	2.8	1

Town homes	>$4 million	-	-	-	-
	<$4 million	6.1	12	5.1	2

Single Family Residences	>$4 million	11.9	2	-	-
	<$4 million	14.9	20	5.7	9

Single Family Land & Lots	>$4 million	22.1	3	22.1	3
	<$4 million	30.7	53	11.6	15

Multifamily	>$4 million	7.8	1	7.8	1
	<$4 million	19.0	14	5.1	4

TOTAL	>$4 million	50.4	7	29.9	4
TOTAL	<$4 million	79.5	106	30.3	31

GRAND TOTAL		$129.9	113	$60.2	35

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2006	2007
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$ 94.8	$ 84.4	$ 74.2	$ 72.5	$ 60.2
Townhomes	10.4	9.9	11.3	25.0	25.0
Single family residences	80.3	100.9	66.6	63.9	59.0
Single family land and lots	106.3	107.7	129.0	128.4	116.4
Multifamily	48.2	48.7	46.6	33.8	34.5
	340.0	351.6	327.7	323.6	295.1

Commercial
Office buildings	14.1	17.6	19.2	22.4	30.9
Retail trade	16.1	12.5	26.4	50.2	69.0
Land	93.5	93.4	99.4	86.2	82.6
Industrial	6.3	8.9	13.1	16.9	13.0
Healthcare	2.0	2.5	3.0	1.0	1.0
Churches and educational facilities	2.1	1.8	1.9	1.9	-
Lodging	2.1	4.8	11.2	11.2	11.2
Convenience stores	0.5	0.5	1.0	1.4	1.7
Marina	2.2	2.2	2.2	21.9	23.1
Other	0.9	2.8	12.8	8.6	9.9
	139.8	147.0	190.2	221.7	242.4

Individuals
Lot loans	40.6	40.5	40.0	40.7	39.4
Construction	50.7	41.7	43.6	41.0	32.7
	91.3	82.2	83.6	81.7	72.1
Total construction and land development	571.1	580.8	601.5	627.0	609.6

Real estate mortgages
Residential real estate
Adjustable	277.7	285.4	298.4	313.0	319.5
Fixed rate	87.9	87.9	87.6	88.1	87.5
Home equity mortgages	95.9	97.3	90.0	90.8	91.4
Home equity lines	50.9	51.4	56.6	55.1	59.1
	512.4	522.0	532.6	547.0	557.5

Commercial real estate
Office buildings	109.2	113.4	116.1	125.6	131.7
Retail trade	50.9	62.0	62.8	74.9	76.2
Land	-	-	-	2.6	5.3
Industrial	64.3	66.3	84.7	100.2	105.5
Healthcare	40.7	40.5	39.7	33.2	32.4
Churches and educational facilities	32.3	32.9	32.7	36.0	40.2
Recreation	4.4	4.4	4.5	4.7	3.0
Multifamily	9.9	8.4	10.4	11.3	13.8
Mobile home parks	6.0	3.0	4.0	4.0	3.9
Lodging	19.1	16.9	16.8	22.3	22.7
Restaurant	11.7	11.2	9.6	7.2	8.2
Agricultural	26.1	24.5	23.4	19.6	12.9
Convenience stores	22.0	22.2	23.6	23.5	23.2
Other	40.8	38.8	30.5	39.7	38.3
	437.4	444.5	458.8	504.8	517.3
Total real estate mortgages	949.8	966.5	991.4	1,051.8	1,074.8

Commercial & financial	128.1	112.1	139.0	135.1	126.7

Installment loans to individuals
Automobile and trucks	22.3	23.3	23.6	24.8	25.0
Marine loans	32.5	30.1	26.6	24.8	33.2
Other	28.6	29.8	29.4	29.0	28.2
	83.4	83.2	79.6	78.6	86.4

Other	0.7	0.7	1.6	0.6	0.9
	$1,733.1	$1,743.3	$1,813.1	$1,893.1	$1,898.4

QUARTERLY TRENDS – LOANS AT END OF PERIOD (continued) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$ 57.2	$ 47.4	$ 32.6	$ 17.4
Townhomes	23.8	20.0	21.7	6.1
Single family residences	56.7	49.5	37.2	26.8
Single family land and lots	112.1	95.1	70.2	52.8
Multifamily	32.6	34.0	30.7	26.8
	282.4	246.0	192.4	129.9

Commercial
Office buildings	29.1	31.1	27.8	17.3
Retail trade	60.4	63.6	68.5	68.7
Land	92.5	75.4	73.9	73.3
Industrial	16.9	20.8	20.7	13.3
Healthcare	1.0	1.0	-	-
Churches and educational facilities	-	0.1	-	-
Lodging	-	-	-	-
Convenience stores	1.8	-	-	-
Marina	26.8	28.9	30.5	30.7
Other	11.3	6.3	5.4	6.0
	239.8	227.2	226.8	209.3

Individuals
Lot loans	39.4	40.0	38.4	35.7
Construction	32.4	27.1	27.4	20.3
	71.8	67.1	65.8	56.0
Total construction and land development	594.0	540.3	485.0	395.2

Real estate mortgages
Residential real estate
Adjustable	317.6	318.8	316.5	329.0
Fixed rate	89.1	90.2	93.4	95.5
Home equity mortgages	91.7	93.1	84.3	84.8
Home equity lines	56.3	59.4	59.7	58.5
	554.7	561.5	553.9	567.8

Commercial real estate
Office buildings	144.3	142.3	143.6	146.4
Retail trade	83.8	93.5	101.6	111.9
Land	-	-	0.6	-
Industrial	104.3	93.3	92.2	94.7
Healthcare	39.9	33.6	31.6	29.2
Churches and educational facilities	40.2	36.5	35.6	35.2
Recreation	2.8	1.8	1.8	1.7
Multifamily	20.0	19.1	19.2	27.2
Mobile home parks	3.2	3.1	3.1	3.0
Lodging	27.9	28.0	26.7	26.6
Restaurant	8.0	9.0	8.6	6.2
Agricultural	12.4	9.0	8.7	8.5
Convenience stores	23.1	24.9	23.6	23.5
Other	40.1	41.6	42.5	43.6
	550.0	535.7	539.4	557.7
Total real estate mortgages	1,104.7	1,097.2	1,093.3	1,125.5

Commercial & financial	93.9	94.8	88.5	82.8

Installment loans to individuals
Automobile and trucks	24.1	23.0	21.9	20.8
Marine loans	33.3	25.2	26.0	26.0
Other	27.5	27.9	27.4	26.1
	84.9	76.1	75.3	72.9

Other	0.5	0.4	0.5	0.3
	$1,878.0	$1,808.8	$1,742.6	$1,676.7

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$ (10.4)	$ (10.2)	$ (1.7)	$ (12.3)
Townhomes	(0.5)	1.4	13.7	-
Single family residences	20.6	(34.3)	(2.7)	(4.9)
Single family land and lots	1.4	21.3	(0.6)	(12.0)
Multifamily	0.5	(2.1)	(12.8)	0.7
	11.6	(23.9)	(4.1)	(28.5)
Commercial
Office buildings	3.5	1.6	3.2	8.5
Retail trade	(3.6)	13.9	23.8	18.8
Land	(0.1)	6.0	(13.2)	(3.6)
Industrial	2.6	4.2	3.8	(3.9)
Healthcare	0.5	0.5	(2.0)	-
Churches and educational facilities	(0.3)	0.1	-	(1.9)
Lodging	2.7	6.4	-	-
Convenience stores	-	0.5	0.4	0.3
Marina	-	-	19.7	1.2
Other	1.9	10.0	(4.2)	1.3
	7.2	43.2	31.5	20.7
Individuals
Lot loans	(0.1)	(0.5)	0.7	(1.3)
Construction	(9.0)	1.9	(2.6)	(8.3)
	(9.1)	1.4	(1.9)	(9.6)
Total construction and land development	9.7	20.7	25.5	(17.4)

Real estate mortgages
Residential real estate
Adjustable	7.7	13.0	14.6	6.5
Fixed rate	-	(0.3)	0.5	(0.6)
Home equity mortgages	1.4	(7.3)	0.8	0.6
Home equity lines	0.5	5.2	(1.5)	4.0
	9.6	10.6	14.4	10.5
Commercial real estate
Office buildings	4.2	2.7	9.5	6.1
Retail trade	11.1	0.8	12.1	1.3
Land	-	-	2.6	2.7
Industrial	2.0	18.4	15.5	5.3
Healthcare	(0.2)	(0.8)	(6.5)	(0.8)
Churches and educational facilities	0.6	(0.2)	3.3	4.2
Recreation	-	0.1	0.2	(1.7)
Multifamily	(1.5)	2.0	0.9	2.5
Mobile home parks	(3.0)	1.0	-	(0.1)
Lodging	(2.2)	(0.1)	5.5	0.4
Restaurant	(0.5)	(1.6)	(2.4)	1.0
Agricultural	(1.6)	(1.1)	(3.8)	(6.7)
Convenience stores	0.2	1.4	(0.1)	(0.3)
Other	(2.0)	(8.3)	9.2	(1.4)
	7.1	14.3	46.0	12.5
Total real estate mortgages	16.7	24.9	60.4	23.0

Commercial & financial	(16.0)	26.9	(3.9)	(8.4)

Installment loans to individuals
Automobile and trucks	1.0	0.3	1.2	0.2
Marine loans	(2.4)	(3.5)	(1.8)	8.4
Other	1.2	(0.4)	(0.4)	(0.8)
	(0.2)	(3.6)	(1.0)	7.8

Other	-	0.9	(1.0)	0.3
	$ 10.2	$ 69.8	$ 80.0	$ 5.3

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Continued) (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$ (3.0)	$ (9.8)	$ (14.8)	$ (15.2)
Townhomes	(1.2)	(3.8)	1.7	(15.6)
Single family residences	(2.3)	(7.2)	(12.3)	(10.4)
Single family land and lots	(4.3)	(17.0)	(24.9)	(17.4)
Multifamily	(1.9)	1.4	(3.3)	(3.9)
	(12.7)	(36.4)	(53.6)	(62.5)
Commercial
Office buildings	(1.8)	2.0	(3.3)	(10.5)
Retail trade	(8.6)	3.2	4.9	0.2
Land	9.9	(17.1)	(1.5)	(0.6)
Industrial	3.9	3.9	(0.1)	(7.4)
Healthcare	-	-	(1.0)	-
Churches and educational facilities	-	0.1	(0.1)	-
Lodging	(11.2)	-	-	-
Convenience stores	0.1	(1.8)	-	-
Marina	3.7	2.1	1.6	0.2
Other	1.4	(5.0)	(0.9)	0.6
	(2.6)	(12.6)	(0.4)	(17.5)
Individuals
Lot loans	-	0.6	(1.6)	(2.7)
Construction	(0.3)	(5.3)	0.3	(7.1)
	(0.3)	(4.7)	(1.3)	(9.8)
Total construction and land development	(15.6)	(53.7)	(55.3)	(89.8)

Real estate mortgages
Residential real estate
Adjustable	(1.9)	1.2	(2.3)	12.5
Fixed rate	1.6	1.1	3.2	2.1
Home equity mortgages	0.3	1.4	(8.8)	0.5
Home equity lines	(2.8)	3.1	0.3	(1.2)
	(2.8)	6.8	(7.6)	13.9
Commercial real estate
Office buildings	12.6	(2.0)	1.3	2.8
Retail trade	7.6	9.7	8.1	10.3
Land	(5.3)	-	0.6	(0.6)
Industrial	(1.2)	(11.0)	(1.1)	2.5
Healthcare	7.5	(6.3)	(2.0)	(2.4)
Churches and educational facilities	-	(3.7)	(0.9)	(0.4)
Recreation	(0.2)	(1.0)	-	(0.1)
Multifamily	6.2	(0.9)	0.1	8.0
Mobile home parks	(0.7)	(0.1)	-	(0.1)
Lodging	5.2	0.1	(1.3)	(0.1)
Restaurant	(0.2)	1.0	(0.4)	(2.4)
Agricultural	(0.5)	(3.4)	(0.3)	(0.2)
Convenience stores	(0.1)	1.8	(1.3)	(0.1)
Other	1.8	1.5	0.9	1.1
	32.7	(14.3)	3.7	18.3
Total real estate mortgages	29.9	(7.5)	(3.9)	32.2

Commercial & financial	(32.8)	0.9	(6.3)	(5.7)

Installment loans to individuals
Automobile and trucks	(0.9)	(1.1)	(1.1)	(1.1)
Marine loans	0.1	(8.1)	0.8	-
Other	(0.7)	0.4	(0.5)	(1.3)
	(1.5)	(8.8)	(0.8)	(2.4)

Other	(0.4)	(0.1)	0.1	(0.2)
	$ (20.4)	$ (69.2)	$ (66.2)	$ (65.9)